EXHIBIT A

                       FORM OF CLASS A RIGHTS CERTIFICATE

Certificate No. R-                                        _______ Class A Rights

NOT EXERCISABLE AFTER JULY 30, 2008 OR EARLIER IF ORDER OF REDEMPTION IS GIVEN. THE CLASS A RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER CLASS A RIGHT ON THE TERMS SET FORTH IN THE CLASS A RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, CLASS A RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE CLASS A RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH CLASS A RIGHTS MAY BECOME NULL AND VOID. THE CLASS A RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE CLASS A RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE CLASS A RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE CLASS A RIGHTS AGREEMENT). ACCORDINGLY, THIS CLASS A RIGHTS CERTIFICATE AND THE CLASS A RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE CLASS A RIGHTS AGREEMENT.]*

                           Class A Rights Certificate

                          BEN & JERRY'S HOMEMADE, INC.

        This certifies that                         , or registered
assigns, is the registered owner of the number of Class A Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Class A Rights Agreement dated as of July 30, 1998 (the "Class A Rights Agreement") between Ben &

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* The portion of the legend in brackets shall be inserted only if applicable.


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Jerry's Homemade, Inc. (the "Company"), and American Stock Transfer Trust
Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Class A Rights Agreement) and prior to 5:00 p.m. (Burlington, Vermont time) on July 30, 2008 (the "Expiration Date") at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one share of Class A Common Stock, with a par value of $.033 per share ("Class A Common Stock"), of the Company per each Class A Right represented hereby, at a purchase price of $80.00 per share (the "Purchase Price") upon presentation and surrender of this Class A Rights Certificate with the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly completed and executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. The number of Class A Rights evidenced by this Class A Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of July 30, 1998 based on the shares of Class A Common Stock of the Company as constituted at such date.

        As more fully set forth in the Class A Rights Agreement, upon the occurrence of a Common Stock Event (as such term is defined in the Class A Rights Agreement), if the Class A Rights evidenced by this Class A Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Class A Rights Agreement) or (ii) a Disqualified Transferee (as defined in the Class A Rights Agreement), such Class A Rights shall automatically become null and void and no holder hereof shall have any right with respect to such Class A Rights from and after the occurrence of such Common Stock Event.

        The Class A Rights evidenced by this Class A Rights Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Class A Rights in such jurisdiction shall not have been obtained or be obtainable.

        As provided in the Class A Rights Agreement, the Purchase Price, and the number and type of securities which may be purchased upon the exercise of the Class A Rights evidenced by this Class A Rights Certificate are subject to modification and adjustment upon the happening of certain events.

        In the circumstances described in Section 13 of the Class A Rights Agreement, the securities issuable upon the exercise of the Class A Rights evidenced hereby shall be the common stock or similar equity securities or equity interests of an entity other than the Company.

        This Class A Rights Certificate is subject to all of the terms, provisions, and conditions of the Class A Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Class A Rights

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Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Class A Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Class A Rights under the specific circumstances set forth in the Class A Rights Agreement. Copies of the Class A Rights Agreement are on file at the office of the Rights Agent designated for such purpose and may be obtained by the holder of any Class A Rights upon written request to the Rights Agent.

        This Class A Rights Certificate, with or without other Class A Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent designated for such purpose may reasonably request, may be exchanged for another Class A Rights Certificate or Class A Rights Certificates of like tenor and date evidencing Class A Rights entitling the holder to purchase a like aggregate number of shares of Class A Common Stock (or other consideration, as the case may be) as the Class A Rights evidenced by the Class A Rights Certificate or Class A Rights Certificates surrendered shall have entitled such holder to purchase. If this Class A Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Class A Rights Certificate or Class A Rights Certificates for the number of whole Class A Rights not exercised.

        Subject to the provisions of the Class A Rights Agreement, the Class A Rights evidenced by this Class A Rights Certificate may be redeemed by the Company by a majority vote of the Board (as defined in the Class A Rights Agreement) then in office at any time prior to the earlier of the Distribution Date or the Expiration Date, at a redemption price of $.01 per Class A Right (which amount is subject to adjustment as provided in the Class A Rights Agreement). In addition, in certain circumstances, the Rights may be exchanged, in whole or in part, for shares of Class A Common Stock. Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Class A Common Stock issuable upon the exchange.

        The Company is not obligated to issue whole or fractional shares of Class A Common Stock (or other securities) upon the exercise of any Class A Right or Class A Rights evidenced hereby, but in lieu thereof a cash payment may be made at the election of the Company, as provided in the Class A Rights Agreement.

        No holder of this Class A Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Class A Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Class A Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting

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

thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Class A Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Class A Right or Class A Rights evidenced by this Class A Rights Certificate shall have been exercised as provided in the Class A Rights Agreement.

        This Class A Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


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        WITNESS the facsimile signature of the proper officers and the seal of the Company. Dated as of August 14, 1998.

                                            BEN & JERRY'S HOMEMADE, INC.


                                            By _________________________________
                                               Title:

ATTEST:


_______________________________
Title:




                                                 Countersigned:

                                                 _______________________________
                                                 AMERICAN STOCK TRANSFER TRUST
                                                 COMPANY



By_____________________________
   Authorized Signatory

  Date of Countersignature:


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              [Form of Reverse Side of Class A Rights Certificate]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
               desires to transfer the Class A Rights Certificate)

FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto ______________________


_____________________________________________________________________________
                  (Please print name and address of transferee) ______________________________________________________________________ whose social security or tax identification number is: ______________ the Class A Rights evidenced by this Class A Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Class A Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _________________________, ____.

                                    _______________________________
                                    Signature

Signature Guaranteed:*

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* Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantees medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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

                                   Certificate


    The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Class A Rights evidenced by this Class A Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Class A Rights Agreement); and

        (2) after due inquiry and to the best knowledge of the undersigned, it
[ ] did [ ] did not acquire the Class A Rights evidenced by this Class A Rights Certificate after the occurrence of a Common Stock Event from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:____________________          ______________________________________
                                                               Signature

Signature Guaranteed:*


____________________________


                                     NOTICE

        The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Class A Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

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

                          FORM OF ELECTION TO PURCHASE

  (To be executed if holder desires to exercise the Class A Rights Certificate)

Ben & Jerry's Homemade, Inc.

        The undersigned hereby irrevocably elects to exercise _________________ Class A Rights represented by this Class A Rights Certificate to purchase the number of shares of Class A Common Stock (or other securities) issuable upon the exercise of such Class A Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number ________________________________________

                        (Please print name and address)
________________________________________________________________________________

If such number of Class A Rights shall not be all the Class A Rights evidenced by this Class A Rights Certificate, a new Class A Rights Certificate for the balance remaining of such Class A Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number ________________________________________

                         (Please print name and address)
________________________________________________________________________________

Dated: _______________________, ____


                                            _______________________________
                                            Signature

                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of this Class
                                            A Rights Certificate)

Signature Guaranteed:**

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** Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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

                                   Certificate

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Class A Rights evidenced by this Class A Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in the Class A Rights Agreement); and

        (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Class A Rights evidenced by this Class A Rights Certificate after the occurrence of a Common Stock Event (as such term is defined in the Class A Rights Agreement) from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.


Dated: _________________, ____      _________________________
                                    Signature



Signature Guaranteed:***



__________________________

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*** Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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